Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 14, 2019, relating to the financial statements of Haynes International, Inc. and the effectiveness of Haynes International, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Haynes International, Inc. for the year ended September 30, 2019.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana
February 28, 2020